UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2021, the Board of Directors (the “Board”) of Future FinTech Group Inc. (the “Company”) received a resignation letter from Mr. Yongke Xue to resign as the Chairman and a member of the Board, effective on June 24, 2021. Mr. Xue resigned for personal reason and not for any disagreements with the Company, its management or its other directors.

On June 23, 2021, the Board appointed Mr. Fuyou Li, a current Board member to serve as the Chairman of the Board and Ms. Ying Li as a new member of the Board, effective on June 24, 2021, to fill the vacancies following the resignation of Mr. Yongke Xue.

Ms. Ying Li, age 33, has served as a director of Alpha International Securities (HONG KONG ) Limited since September 9, 2020 and as a director of Alpha International Financial Holdings Limited since February 5, 2020. Ms. Li has served as the vice president of the Company and a director of Future FinTech (Hong Kong) Limited, a wholly owned subsidiary of the Company, since July 2016. From October 2011 to December 2019, Ms. Li served as the secretary of the Board of the Company. Ms. Li received her bachelor’s degree in English from Xi`an International Studies University in July 2010. The Board believes that Ms. Li’s extensive business and operational knowledge of the Company qualifies her as a member of the Board.

There are no arrangements or understandings between Ms. Ying Li and any other person pursuant to which Ms. Li was appointed as a director of the Company.  In addition, there is no family relationship between Ms. Li and any director or executive officer of the Company.

On June 23, 2021, the Board appointed Mr. Yongke Xue as the President of the Company, effective on June 24, 2021. Mr. Yongke Xue, age 54, served as a member of the Board from February 26, 2008 to June 24, 2021. Mr. Xue also served as the Chairman of the Board from January 31, 2018 to June 24, 2021 and from February 26, 2008 to September 2, 2016. Mr. Xue served as the Chief Executive Officer of the Company from January 31, 2018 to March 4, 2020, from December 24, 2014 to September 2, 2016 and from February 26, 2008 to February 18, 2013. Mr. Yongke Xue served as the director of SkyPeople Juice Group Co., Ltd. from December 2005 to February 2020. Mr. Xue served as the general manager of Hede from December 2005 to June 2007. Prior to that, he served as the business director of the investment banking division of Hualong Securities Co., Ltd. from April 2001 to December 2005. He also served as the vice general manager of Shaanxi Huaye Foods Co., Ltd. from July 1998 to March 2001. Mr. Xue graduated from Xi’an Jiaotong University with an MBA degree in 2000. Mr. Xue graduated with a bachelor’s degree in Metal Material & Heat Treatment from National University of Defense Technology in July 1989. There are no arrangements or understandings between Mr. Yongke Xue and any other person pursuant to which Mr. Xue was appointed as the President of the Company.  In addition, there is no family relationship between Mr. Xue and any director or executive officer of the Company.

In connection with his appointment, the Company entered into an employment agreement with Mr. Xue (the “Agreement”) on June 24, 2021.  Under the terms of the Agreement, Mr. Xue will receive annual compensation in the amount of $1.  The Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Xue for the agreements of this nature. The foregoing description is merely a summary of the Agreement and therefore does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between Future FinTech Group Inc. and Mr. Yongke Xue dated on June 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 28, 2021	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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